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EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-20235, 333-20237, 333-20241, and 333-23161) of
MemberWorks Incorporated of our report dated July 28, 1998 appearing on page F-1 in this Annual Report on Form 10-K. We also consent to the incorporation by reference insuch Registration Statements of our report on the Financial Statement Schedule, which appears on page 19 of this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
October 7, 1998


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